UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

_____________________

COSINE COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3280301
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
560 S. Winchester Blvd., Suite 500 San Jose, California	95128
(Address of principal executive offices)	(Zip code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act Registration Statement and Number to which the form relates:
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

In connection with adoption by CoSine Communications, Inc. (the "Company") of a stockholder rights plan providing for the dividend distribution of one preferred share purchase right for each outstanding share of the Company's common stock, par value $0.0001 per share, the Company is hereby amending its Registration Statement on Form 8-A relating to its common stock filed with the Securities and Exchange Commission, or the SEC, on May 26, 2000 and amended on September 9, 2000.

Item 1.                                    Description of Registrant’s Securities to be Registered.

The Company hereby incorporates the description of its capital stock by reference to its Current Report on Form 8-K filed with the SEC on September 8, 2005 including any amendments or reports filed for the purpose of updating such description.

Item 2.                                    Exhibits.

Exhibit Number	Description of Document
3.1	Second Amended and Restated Certificate of Incorporation, as amended and currently in effect (incorporated by reference to Exhibit 3.1 to Form 10-Q filed November 14, 2000).
3.2	Bylaws (incorporated by reference to Exhibit 3.3 to Form 8A (file no. 000-30715) filed May 26, 2000).
3.3	First Amendment to Bylaws dated April 30, 2001 (incorporated by reference to Exhibit 3.3 to Form 10-Q filed August 13, 2001).
3.4	Second Amendment to Bylaws dated January 28, 2003 (incorporated by reference to Exhibit 3.4 to Form 10-K filed March 27, 2003).
3.5	Third Amendment to Bylaws dated February 2, 2004 (incorporated by reference to Exhibit 3.5 to Form 10-K filed March 25, 2004).
3.6
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on September 8, 2005 (incorporated by reference to Exhibit 3.1 to Form 8-K filed September 8, 2005).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form 8A (file no. 000-30715) filed May 26, 2000).
4.2	Form of Rights Certificate (incorporated by reference to Exhibit 4.1 to Form 8-K filed September 8, 2005).
4.3
Rights Agreement, dated as of September 1, 2005, by and between CoSine Communications, Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to Form 8-K filed September 8, 2005).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

September 8, 2005	By:	/s/ Terry Gibson
Terry Gibson,
Chief Executive Officer, Chief Financial Officer and Secretary (Principal Executive, Financial and Accounting Officer and Duly Authorized Officer)

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INDEX TO EXHIBITS

Exhibit Number	Description of Document
3.1	Second Amended and Restated Certificate of Incorporation, as amended and currently in effect (incorporated by reference to Exhibit 3.1 to Form 10-Q filed November 14, 2000).
3.2	Bylaws (incorporated by reference to Exhibit 3.3 to Form 8A (file no. 000-30715) filed May 26, 2000).
3.3	First Amendment to Bylaws dated April 30, 2001 (incorporated by reference to Exhibit 3.3 to Form 10-Q filed August 13, 2001).
3.4	Second Amendment to Bylaws dated January 28, 2003 (incorporated by reference to Exhibit 3.4 to Form 10-K filed March 27, 2003).
3.5	Third Amendment to Bylaws dated February 2, 2004 (incorporated by reference to Exhibit 3.5 to Form 10-K filed March 25, 2004).
3.6
Certificate of Designation of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on September 8, 2005 (incorporated by reference to Exhibit 3.1 to Form 8-K filed September 8, 2005).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form 8A (file no. 000-30715) filed May 26, 2000).
4.2	Form of Rights Certificate (incorporated by reference to Exhibit 4.1 to Form 8-K filed September 8, 2005).
4.3
Rights Agreement, dated as of September 1, 2005, by and between CoSine Communications, Inc. and Mellon Investor Services LLC (incorporated by reference to Exhibit 4.2 to Form 8-K filed September 8, 2005).

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